UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 27, 2014

CACHET FINANCIAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Unsecured Bridge Financing

On February 27, 2014, Cachet Financial Solutions, Inc. sold short-term debt financing in the amount of $300,000 to certain accredited investors pursuant to a Subscription Agreement and related unsecured promissory notes.

Each of the notes mature on the earlier of (a) the one-year anniversary of the date of such note or (b) the date on which Cachet shall have received gross proceeds from the sale of securities (other than the sale of promissory notes issued identical or substantially similar to the notes) aggregating to $5 million, and regardless of whether such securities are sold in a private or public offering. The notes are unsecured. No interest will accrue on the unpaid balance of the notes.

A copy of the form of Subscription Agreement and the form of the note are filed herewith as Exhibit 10.1.

Loan Agreement

On March 4, 2014, Cachet entered into a Loan and Security Agreement with Michael J. Hanson, an individual resident of Minnesota, for the purpose of providing financing for the acquisition of DeviceFidelity by Cachet. Pursuant to the Loan and Security Agreement, Cachet issued Hanson a promissory note in the principal amount of $1,500,000.  Commencing on April 3, 2014, and on the third day of each successive calendar month thereafter, the note requires Cachet to pay in cash all accrued but unpaid interest on the note. The note matures on May 15, 2014, and its outstanding principal balance accrues interest at an annual rate of 24%.

A copy of the Loan and Security Agreement and the note are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Asset Purchase Agreement

On March 4, 2014, Cachet entered into an Asset Purchase Agreement with DeviceFidelity, Inc., a Texas corporation. Pursuant to the Asset Purchase Agreement, DeviceFidelity sold and transferred to Cachet, and Cachet purchased from DeviceFidelity for an aggregate purchase price of up to $2,125,000, all of DeviceFidelity’s right, title and interest in and to the assets and properties utilized in and relating to the operation of DeviceFidelity’s business involving the development and sale of mobile applications linked to prepaid accounts and prepaid program management services utilizing the DGS mobile platform.

Cachet paid DeviceFidelity $1,125,000 of the purchase price on March 4. In addition, the Asset Purchase Agreement requires Cachet to pay DeviceFidelity: (1) $375,000 in the event Cachet enters into a new master services agreement or other agreement with a party of Visa U.S.A. Inc. or any affiliate of Visa, (2) $250,000 on or before April 15, 2014 upon Cachet’s receipt of written confirmation from MoneyGram Payment Systems, Inc. on or before April 14, 2013 that its service is operational pursuant to a previously executed contract between DeviceFidelity and MoneyGram, and (3) $375,000 upon Cachet’s execution of a contract with U.S. Bank on or before August 1, 2014.

A copy of the Asset Purchase Agreement is filed herewith as Exhibit 2.1.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 related to the Asset Purchase Agreement with DeviceFidelity are incorporated herein by this reference.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosures set forth in Item 1.01 related to the unsecured bridge financing and the loan from Hanson are incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description
2.1	Asset Purchase Agreement dated March 4, 2014, entered into between Cachet and DeviceFidelity, Inc.

10.1	Form of Subscription Agreement entered into between Cachet and certain accredited investors (and related form of note) (filed herewith)

10.2	Loan and Security Agreement dated March 4, 2014, entered into between Cachet and Michael J. Hanson (filed herewith)

10.3	Promissory Note of Cachet dated March 4, 2014 in favor of Michael J. Hanson (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS INC.
(Registrant)

By:	/s/ Jeffrey C. Mack
Jeffry C. Mack,
Chief Executive Officer
Dated: March 5, 2014

EXHIBIT INDEX

2.1	Asset Purchase Agreement dated March 4, 2014, entered into between Cachet and DeviceFidelity, Inc.

10.1	Form of Subscription Agreement entered into between Cachet and certain accredited investors (and related form of note)

10.2	Loan and Security Agreement dated March 4, 2014, entered into between Cachet and Michael J. Hanson

10.3	Promissory Note of Cachet dated March 4, 2014 in favor of Michael J. Hanson